EXHIBIT 10.22

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement") is entered into as of January __, 2004 by and between Faramarz Vaziri, an individual whose address is: 38 Rondout Harbor, Port Ewen, New York 12466 (the "Consultant") and FoneFriend, Inc., a Delaware corporation with offices at: 2722 Loker Avenue West, Suite G, Carlsbad, California 92008 (the "Company")

WITNESSTH:

     WHEREAS, the Company has entered into a Technology License agreement with FoneFriend Systems, Inc. ("Patent Holder") licensing a certain technology related to an internet telephony device commonly referred to as the "FoneFriend" and desires to develop the necessary infrastructure to manufacture, market, operate and service the "FoneFriend"; and

     WHEREAS, due to the fact that Faramarz Vaziri is the inventor of said technology and that Consultant is the Patent Holder's designated engineering support provider and duly licensed and/or authorized to act in the capacity required of it hereunder in relation to the "FoneFriend" device, the Company desires to retain Consultant to render consulting services, including assistance and services relating to developing and implementing the Company's infrastructure, technology analysis, planning and development, and internet and technology solutions; and

     WHEREAS, Consultant is willing to perform such consulting services on the terms and conditions herein contained;.

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1.     ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company. The Consultant agrees to hire engineering support staff as required to assist him in the performance of his duties hereunder.

2.     CONSULTANT  DUTIES

     Consultant shall, at the direction and request of the Company, provide technological assistance, expertise, consultation, reports and other services on a timely basis in accordance with the Company's requests, including, but not limited to:

     2.1.     Infrastructure  -  Consultant  shall  immediately  assist  in  the
              --------------
development, establishment, implementation and operation of the Company's infrastructure necessary to support the Company's efforts in marketing and operating the "FoneFriend" devices for its customers, generally accomplished in accordance with the Commercialization Plan, attached hereto as Exhibit A and made a part of this Agreement. Such services of Consultant shall also include the analysis of various third party vendors for internet services, call completion carriers and software providers for total management and control of customer accounting and services. Additionally, Consultant will assist the Company's designated technology officer or consultant, in setting up the H-Server and Connection Server to operate on commercial grade servers.

     2.2.     Manufacturing-  Consultant  shall immediately commence supervision
              -------------
of all aspects of the manufacturing and procurement of "FoneFriend" devices and all related network elements to ensure their operability with the "FoneFriend" technology, as well as provide to Company all manufacturing information, functional testing, programming, software codes, technology tools and support necessary for the Company to manufacture and operate the "FoneFriend" devices and the service they were designed to provide. Further, the Company shall be responsible for any fees required to be paid to third parties for software licenses (e.g., Gao) or fees related to circuit board design and molds for box design.

     2.3.     Technology Planning and Implementation - Consultant 1) will assist
              --------------------------------------
the Company in determining the Company's customer servicing requirements in order to support efficient operation of the FoneFriend and attendant systems, including the integration of software for complete customer management, billing and accounting; 2) will assist the Company in working with professionals to meet such requirements, and provide Consultant's most recent and functioning copy of the "FoneFriend" Help Desk software for the Company's use in servicing its customers as same may be updated from time to time; and 3) will provide training, technical assistance and support in use of same to Company's technical support personnel.

     2.4.     Strategic  Planning  and  Development  -  Consultant  will  assist
              -------------------------------------
the Company in understanding its operational objectives and assist Company in setting up and maintaining its own global network and related computer equipment, necessary for the Company to service and manage its customer base.

3.     TERM

     The term of this Agreement shall commence upon execution by the parties hereto and shall continue for an initial term of six (6) months. Thereafter, this Agreement will continue on a month-to-month basis unless cancelled by either party at will upon thirty (30) days advance written notice. In the event that Consultant is in default by not performing its duties hereunder to the satisfaction of the Company, the Company shall have the right to terminate this Agreement after first giving notice of such default to Consultant and affording Consultant a ten (10) day period in which to cure any noticed default. Upon termination for any reason, the Consultant shall not be entitled to any further compensation hereunder.

4.     COMPENSATION

     As full compensation for all services to be rendered by Consultant hereunder, Consultant shall be paid, and the Consultant agrees to accept a fee of $15,000 per month, which shall be due and owing bi-monthly in advance with one-half of said fee being payable on the first and one-half being payable on the fifteenth day of each month. Consultant understands that, although the Company has a firm commitment in writing for financing, it has not yet received such financing and, therefore, may not be able to remit payments hereunder for an estimated period of thirty (30) days from the date hereof. Consequently, as bonus compensation in lieu of any default by Company in the payment of compensation, and to accommodate Consultant until the Company receives its financing, the Company has agreed to issue Consultant a total of 50,000 shares of freely tradable stock, released periodically over the term of this Agreement, of which the Consultant acknowledges previous receipt of 5,000 shares. Upon the execution of this Agreement, the Company shall remit 5,000 shares to Consultant. Commencing thirty (30) days thereafter, the Company shall release an additional 10,000 shares to Consultant for each thirty (30) day period in which this Agreement is in effect. The compensation referred to under this Section 4 shall include all personnel hired by Consultant to assist him in the performance of his services described herein above.

5.     ACTIVITIES

     Throughout the term of this Agreement, Consultant shall provide the officers, directors, employees or designees of the Company with verbal and /or written reports concerning its activities as are reasonably requested by the Company.

6.     THIRD  PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

7.     CONFIDENTIAL  INFORMATION

     Consultant acknowledges that any and all knowledge or information concerning the Company, its affairs and business activity obtained by Consultant, its principals, employees and/or contractors in the course of its engagement hereunder is strictly confidential, and Consultant solemnly promises not to reveal same to any other persons and/or entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term hereof or anytime thereafter. Any technology enhancements, improvements or revisions paid for by the Company shall become, and remain at all times, the intellectual property of the Company and shall not be disclosed to or utilized by third parties without the Company's prior written consent and approval allowing such usage. Further, all information pertaining to the Company which is forwarded to, or otherwise obtained by Consultant hereunder, is to be received in strict confidence and used only for the purposes of this Agreement and not in circumvention of any economic opportunity or business relationship of the Company. The provision of this
Section  7  shall  survive  the  termination  of  this  Agreement.

8.     CONSULTANT  STATUS

     Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that all expenses associated with its operations, including but not limited to general overhead and salaries, plus any taxes associated with the performance of its services hereunder, shall be its sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

9.     INDEMNIFICATION

     The Consultant shall hold harmless and indemnify Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Company relating to the performance of Consultant's duties hereunder. Further, the Consultant will assure that any charges, liabilities, obligations or assessments, whether existing now or arising in the future during the term of this Agreement, that arise or result from Section 5.2 of that certain Technology License agreement between the Company and FoneFriend Systems, Inc., dated as of April 30, 2002, are discharged or otherwise forever released and rendered null and void. The provision of this Section 9 shall survive the termination of this Agreement.

10.    GENERAL

     10.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No promises, guarantees, inducements or agreement, whether oral or written, express or implied have been made or shall be of any force or effect other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties.

     10.2 It is agreed and acknowledged that Consultant is an independent contractor and shall only hold itself out as such with respect to the Company. Nothing in this Agreement shall be construed to constitute Consultant, nor any of Consultant's representatives, as the partner, employee, joint venturer, franchisee, legal representative, or agent of the Company and neither Consultant nor any of its representatives shall represent itself, himself, or herself as any of the foregoing. In furtherance of the foregoing, in no event shall Consultant or its representatives have any authority to assume or create any liability or obligation, express or implied, on behalf of the Company and any representation to the contrary will constitute a material breach of this Agreement. Consultant acknowledges that it is solely responsible for any and all claims, liabilities, damages, wages and debts of any type whatsoever that may arise as a result of Consultant's activities, or those of its representatives or its employees, in the performance of this Agreement or in the marketing, distribution, or Sale of the Licensed Product, as defined in the Technology License referenced in paragraph 9 above.

     10.3 Any notice required by this Agreement must be given by facsimile transmission confirmed by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of Company to:

          FoneFriend,  Inc.
          2722  Loker  Avenue  West,  Suite  G
          Carlsbad,  CA  92008
          Fax:  (760)  607-2334




     or  in  the  case  of  Consultant  to:

          Dr.  Faramarz  Vaziri
          38  Rondout  Harbor
          Port  Ewen,  New  York  12466
          Fax:  (845)  ___  -  _____

     or other addresses as may be given from time to time under the terms of this notice provision.

     10.4 Any disputes or disagreement arising out of or relating to this Agreement, which cannot be settled by the parties in a mutually satisfactory basis, shall be resolved by binding arbitration in accordance with the Rules of the American Arbitration Association and applicable law, by three arbitrators appointed in accord with such Rules. The Judgment of a majority of the arbitrators shall be final and binding upon the parties, and an award upon the Judgment of the arbitrators may be entered in any court of competent jurisdiction. The party against, whom arbitration is sought shall select the situs for the arbitration, provided that such situs shall be within the United States and shall be not more than 50 miles from the principal place of business of such party. Any counter-claims shall be made in such situs. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     10.5 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, regardless of the state or district where any arbitration may be held, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. The language used in this Agreement shall be deemed to be language chosen by both parties hereto to express their mutual intent, and no rule of strict construction against either party shall apply to any terms or conditions hereof.

     10.6 If any of the terms or provisions of this Agreement are held to be unenforceable by a court of competent jurisdiction or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

     10.7 This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors subsidiaries and affiliates.

     10.8 Failure of either party to enforce any right under this Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

     10.9 Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

     10.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page, covenants and agrees to deliver promptly thereafter at least two
(2)  original  copies  to  the  other  party  hereto.

     10.11 Those individuals signing this Agreement on behalf of their respective entities hereby warrant that they have the authority to bind said entity to this Agreement.

     10.12 In the event of breach of this Agreement, the prevailing party shall receive all its attorneys' fees, court costs and other attendant expenses, unless otherwise agreed to the contrary.

     IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this Agreement.



"COMPANY"                                       "CONSULTANT"

FONEFRIEND,  INC.



BY:  /S/  JACKELYN  GIROUX                      BY:  /S/  FARAMARZ  VAZIRI
     ---------------------                           ---------------------
     JACKELYN  GIROUX,  PRESIDENT                    FARAMARZ  VAZIRI

                                    EXHIBIT A

                          FONEFRIEND COMMERCIALIZATION
                          -----------------------------

1 - SERVERS:
A:  CONNECTION  SERVER:
     Supervisor:  Faramarz
     Time  to  complete  8  Weeks
     Hardware  Platform:  Winston
     Network  Redundancy  and  Security  -  Winston
     Fonefriend  Application:  Herb
     Radius  Capability  :  Andy
     Starting  time:  12/12/2003
     Completing  Time:  2/28/2004

Dec     Jan     Feb     March     April     May
---     ---     ---     -----     -----     ---

B:  H-SERVER
     Supervisor:  Faramarz
     Time  to  complete  8  Weeks
     Hardware  Platform:  Winston
     Fonefriend  Application:  Herb
     Network  Redundancy  and  Security  -  Winston
     Radius  Capability  :  Andy,  Faramarz,  Kevin
     Starting  time:  12/12/2003
     Completing  Time:  2/28/2004

Dec     Jan     Feb     March     April     May
---     ---     ---     -----     -----     ---

C:  UPGRADE  SERVER
     Supervisor:  Faramarz
     Time  to  complete  8  Weeks
     Hardware  Platform:  Winston
     Network  Redundancy  and  Security  -  Winston
     Fonefriend  Application:  Herb
     Radius  Capability  :  Andy,  Faramarz,  Kevin
     Starting  time:  1/1/2004
     Completing  Time:  3/30/2004

Jan     Feb     March     April     May     June
---     ---     -----     -----     ---     ----

D:  AUTO  REGISTRATION  SERVER
     Supervisor:  Faramarz
     Specifications:  Gary,  Faramarz,  Winston
     Time  to  complete  16  Weeks
     Hardware  Platform:  WinSonic  Level  3
     Fonefriend  Application:  Jeff,  Herb
     Radius  Capability  ,  Database  Application  :  Winston
     Starting  time:  1/2/2004
     Completing  Time:  4/30/2004

Jan     Feb     March     April     May     June
---     ---     -----     -----     ---     ----

E:  DATABASE,  BILLING, AUTHORIZATION, BILLING INQUIRIES, STATISTICAL DATA, ETC.
     Supervisor:  Winston
     Specifications:  Gary,  Winston
     Time  to  complete  16  Weeks
     Hardware  Platform:  Winston
     Starting  time:  12/12/2004
     Completing  Time:  4/30/2004

Dec     Jan     Feb     March     April     May
---     ---     ---     -----     -----     ---

A:  FONEFRIEND  UNIT  SOFTWARE:
     Application:  Jeff
     Network:  Herb
     Prompts:  Faramarz
     Test:  Dylan
     Starting  time:  1/2/2004
     Completing  Time:  5/31/2004

Jan     Feb     March     April     May     June
---     ---     -----     -----     ---     ----

B:  FONEFRIEND  HARDWARE:

1.  PHASE  A:  INITIAL  300  UNITS  WITH  NEW  CASE,  4-LAYER  PCB (MALAYSIA)
    --------
2.  PHASE  B:  LOW  COST  MANUFACTURING  IN  CHINA,  FCC  CERTIFIED
    --------

     Manufacturing:  Faramarz,  Dylan
     PCB:  Faramarz
     Casing:  Faramarz
     Certification:  Faramarz,  Dylan
     Starting  time:  1/2/2004
     Completing  Time:  2/28/2004  Phase  A,  4/30/2004  Phase  B

Jan     Feb     March     April     May     June
---     ---     -----     -----     ---     ----


3 - HELP  DESK:
     Agent  Terminal:  Jeff
     Set  Up:  Gary  &  Winsonic

A:  CONNECTION  SERVER:
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

B:  H-SERVER
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

C:  UPGRADE  SERVER
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

D:  AUTO  REGISTRATION  SERVER
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

E:  DATABASE,  BILLING, AUTHORIZATION, BILLING INQUIRIES, STATISTICAL DATA, ETC.
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

      F:  FONEFRIEND  UNIT  SOFTWARE:
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

     G:  FONEFRIEND  HARDWARE:
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----

     H:  HELP  DESK:
JAN     FEB     MARCH     APRIL     MAY     JUNE
---     ---     -----     -----     ---     ----